Exhibit 99.1

NEWS RELEASE Contacts: Dennard Lascar Investor Relations Ken Dennard / Natalie Hairston (713) 529-6600 STXB@dennardlascar.com

FOR IMMEDIATE RELEASE

SPIRIT OF TEXAS BANCSHARES, INC. COMPLETES

ACQUISITION OF CHANDLER BANCORP, INC.

CONROE, TEXAS – November 5, 2019 – Spirit of Texas Bancshares, Inc. (NASDAQ:STXB) (“Spirit”), the holding company for Spirit of Texas Bank, completed its acquisition of Chandler Bancorp, Inc. and its subsidiary, Citizens State Bank (together, “Citizens”), on November 5, 2019. Under the terms of the definitive agreement, Spirit issued 2,100,000 shares of common stock and paid an aggregate of $17.9 million in cash to the sole shareholder of Chandler Bancorp.

“The completion of this transaction is a significant milestone for our company, as it marks our tenth acquisition in Texas and our third since become a public company in May 2018,” said Dean O. Bass, Spirit’s Chairman and Chief Executive Officer. “Today, we celebrate this landmark occasion and warmly welcome the customers and talented associates of Citizens to the Spirit family. Our partnership with Citizens strengthens our position as a leading Texas community bank, with 36 locations across the State of Texas. We remain committed to providing exceptional customer care and look forward to showing the communities in East Texas that we live up to our motto of ‘Texans helping Texans.’ ”

In connection with the completion of this transaction, Greg Kidd joins the boards of directors of Spirit of Texas Bancshares and Spirit of Texas Bank. “We are very pleased to welcome Greg to our board and expect to benefit greatly from his proven business leadership,” Mr. Bass said. “Additionally, we are pleased to announce that Larry Teague has joined the board of directors of Spirit of Texas Bank.”

David Monk, President and Chief Executive Officer of Citizens State Bank, will join Spirit of Texas Bank management as Regional President—North East Texas Region of Spirit of Texas Bank. “David brings the experience and leadership necessary to develop our presence in this region, and we are excited to have him as a part of our management team,” Mr. Bass added. Additionally, Joel Harlow, Senior Vice President, Area Manager of Citizens State Bank, will serve as Market President—North East Texas Region of Spirit of Texas Bank and John Mills, Executive Vice President, Lending of Citizens State Bank will serve as Chief Lending Officer—North East Texas Region of Spirit of Texas Bank. “We are also excited to have Joel and John as a part of our management team and look forward to their continued leadership in the North East Texas market.”

As of September 30, 2019, Spirit reported, on a consolidated basis, total assets of $1.96 billion, total deposits of $1.59 billion and total shareholders’ equity of $296.7 million and Citizens, on a consolidated basis, reported total assets of $347.3 million, total deposits of $261.6 million and total shareholders’ equity of $40.5 million. Based on financial information as of September 30, 2019, on a pro forma basis, the combined company will have total assets of over $2.3 billion.

About Spirit of Texas Bancshares, Inc.

Spirit of Texas Bancshares, Inc., through its wholly-owned subsidiary, Spirit of Texas Bank, provides a wide range of relationship-driven commercial banking products and services tailored to meet the needs of businesses, professionals and individuals. Spirit of Texas Bank has 36 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels, Corpus Christi and Tyler metropolitan areas, along with offices in North Central Texas. Please visit www.sotb.com for more information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, among others: (i) the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; (ii) the risk that integration of the operations of Citizens State Bank will be materially delayed or will be more costly or difficult than expected; and (iii) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our most recent Annual Report on Form 10-K and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

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